UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 10, 2025

Assurant, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31978	39-1126612
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

260 Interstate North Circle SE
Atlanta, Georgia 30339
(770) 763-1000
(Address, including zip code, and telephone number, including area code, of Registrant's Principal Executive Offices)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.01 Par Value	AIZ	New York Stock Exchange
5.25% Subordinated Notes due 2061	AIZN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 10, 2025, Francesca L. Luthi, Executive Vice President, Chief Operating Officer, notified Assurant, Inc. (the “Company”) that she would step down from her current position at the Company for personal reasons on September 15, 2025. Ms. Luthi will provide transition support until January 4, 2026. On July 11, 2025, the Compensation and Talent Committee amended Ms. Luthi’s 2023-2025 performance stock units (“PSUs”) in recognition of her contributions during the performance period (2023-2025), including the provision of transition support, so that she will be required to remain employed through December 31, 2025, instead of March 16, 2026. Vesting of the PSUs shall remain subject to and based upon the Company’s performance as set forth in the award agreement. Ms. Luthi will forfeit her restricted stock units that would have vested on March 16, 2026, and all other unvested equity awards.

Other than as set forth above, Ms. Luthi will continue to participate in the Company’s compensation and benefits programs in the manner described in the Company’s 2025 Proxy Statement filed on April 8, 2025.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASSURANT, INC.

Date: July 15, 2025	By:	/s/ Mariana Wisk
Name: Mariana Wisk
Title: Senior Vice President and Corporate Secretary